UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 19, 2020

GTT COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35965	20-2096338
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7900 Tysons One Place

Suite 1450

McLean, VA 22102

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 442-5500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $.0001 per share	GTT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 19, 2020, the Board of Directors of GTT Communications, Inc. (the “Company”) approved an amendment of the Company’s Amended and Restated By-Laws to provide that the number of directors constituting the entire Board of Directors shall be not more than eleven nor less than one, as fixed by the Board of Directors. The amendment increases the maximum number of Directors from ten to eleven.

Item 8.01	Other Events.

The Company will nominate Zachary Sternberg for election to the Company’s Board of Directors at its 2020 annual meeting to fill the newly authorized Board seat.  Mr. Sternberg is a Co-Founder of The Spruce House Partnership LLC (“Spruce House”), and a Managing Member of its general partner and investment advisor.  Spruce House is a substantial stockholder in the Company.

Item 9.01	Financial Statements and Exhibits.

(d)         Exhibits

The following exhibit is filed as part of this report:

Exhibit No.	Description

3.1	Amendment No. 1 to Amended and Restated By-Laws of GTT Communications, Inc.

104	Cover Page Interactive Data File-the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTT COMMUNICATIONS, INC.

Date: February 25, 2020	By:	/s/ Chris McKee
		Name:	Chris McKee
		Title:	Secretary and General Counsel